Exhibit 99.1

Trimble Reports Third Quarter 2013 Revenue of $556.5 Million,

GAAP EPS of $0.21 and Non-GAAP EPS of $0.39

SUNNYVALE, Calif., Oct. 31, 2013 – Trimble (NASDAQ: TRMB) today announced third quarter 2013 revenue of $556.5 million, up 10 percent as compared to the third quarter of 2012.

GAAP operating income for the third quarter of 2013 was $63.0 million, or 11.3 percent of revenue, as compared to 12.6 percent of revenue in the third quarter of 2012.

GAAP net income for the third quarter of 2013 was $54.5 million, up 2 percent as compared to the third quarter of 2012. Diluted GAAP earnings per share in the third quarter of 2013 were $0.21, flat with the third quarter of 2012. The tax rate for the third quarter of 2013 was 14 percent as compared to 19 percent in the third quarter of 2012.

Non-GAAP operating income for the third quarter of 2013 was $118.2 million, or 21.2 percent of revenue, compared to $105.3 million, or 20.9 percent of revenue, in the third quarter of 2012.

Non-GAAP net income of $101.9 million for the third quarter of 2013 was up 17 percent as compared to the third quarter of 2012. Diluted non-GAAP earnings per share were $0.39 in the third quarter of 2013, as compared to diluted non-GAAP earnings per share of $0.34 in the third quarter of 2012.

Third quarter 2013 non-GAAP results included the following adjustments as compared to the third quarter of 2012:

•	Restructuring expense of $39 thousand as compared to $361 thousand;

•	Amortization of intangibles of $41.6 million as compared to $31.4 million;

•	Stock-based compensation expense of $8.9 million as compared to $7.7 million;

•	Acquisition-related inventory step-up charge of $378 thousand as compared to $547 thousand;

•	Acquisition and divestiture costs of $2.9 million as compared to $1.5 million;

•	Litigation settlement of $1.3 million as compared to no cost in the third quarter of 2012.

“While below our projected long-term growth rate, our third quarter revenue was consistent with our guidance for the quarter. Although the worldwide economic environment is expected to remain challenging into 2014 and a constraint to robust growth, we did see encouraging signs in the quarter, particularly in survey instruments, building construction and agriculture,” said Steven W. Berglund, Trimble’s president and chief executive officer. “These indicators support our view that our organic growth will step up in 2014 from the levels we have seen in 2013.”

Results by Segment

Segment operating income is revenue less cost of sales and operating expenses, excluding general corporate expenses, restructuring expenses, amortization of intangibles, amortization of acquisition-related inventory step-up charges and acquisition costs. Non-GAAP segment operating income also excludes the impact of stock-based compensation expense.

Engineering and Construction (E&C)

Third quarter 2013 E&C revenue was $310.6 million, up 8 percent as compared to the third quarter of 2012 due to organic sales growth in survey, heavy civil, buildings, and positioning services and from the effect of acquisitions.

Operating income in E&C for the third quarter of 2013 was $73.5 million, or 23.7 percent of revenue, as compared to 23.8 percent of revenue in the third quarter of 2012. Non-GAAP operating income was $76.4 million, or 24.6 percent of revenue, as compared to 24.8 percent of revenue in the third quarter of 2012.

Field Solutions

Third quarter 2013 Field Solutions revenue was $99.5 million, down 3 percent as compared to the third quarter of 2012, due to softer sales of Geographical Information System (GIS) solutions, partially offset by growth in agricultural solutions sales.

Third quarter 2013 Field Solutions operating income was $31.4 million, or 31.5 percent of revenue, as compared to $36.0 million, or 35.0 percent of revenue, in the third quarter of 2012. Non-GAAP operating income was $32.1 million, or 32.3 percent of revenue, as compared to $36.6 million, or 35.6 percent of revenue, in the third quarter of 2012. The decrease in non-GAAP operating margin was due primarily to lower revenue from government GIS sales. Non-GAAP operating margins in agriculture were consistent with the prior year.

Mobile Solutions

Third quarter 2013 Mobile Solutions revenue was $113.6 million, up 35 percent as compared to the third quarter of 2012 due primarily to higher revenue from transportation and logistics sales, both from the organic business and acquisitions.

Third quarter 2013 Mobile Solutions operating income was $15.3 million or 13.5 percent of revenue, as compared to $8.2 million, or 9.8 percent of revenue, in the third quarter of 2012. Third quarter 2013 non-GAAP operating income was $16.2 million, or 14.3 percent of revenue, as compared to $8.9 million, or 10.6 percent of revenue, in the third quarter of 2012. The increase in non-GAAP operating margins was primarily due to higher revenue from software, subscription and services.

Advanced Devices

Third quarter 2013 Advanced Devices revenue was $32.9 million, up 7 percent as compared to the third quarter of 2012, primarily due to stronger sales of RFID solutions.

Operating income in Advanced Devices for the third quarter of 2013 was $8.4 million, or 25.6 percent of revenue, as compared to $5.7 million, or 18.5 percent of revenue, in the third quarter of 2012. Non-GAAP operating income in Advanced Devices was $9.3 million, or 28.4 percent of revenue, as compared to $6.2 million, or 20.3 percent of revenue, in the third quarter of 2012. The improvement in non-GAAP operating margin was due to product mix.

Use of Non-GAAP Financial Information

To help our investors understand our past financial performance and our future results, as well as our performance relative to competitors, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. These non-GAAP measures can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business, and to make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Further, we believe some of our investors track our “core operating performance” as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Core operating performance excludes items that are non-cash, not expected to recur or not reflective of ongoing financial results. Management also believes that looking at our core operating performance provides a supplemental way to provide consistency in period to period comparisons.

The specific non-GAAP measures which we use along with a reconciliation to the nearest comparable GAAP measures and the explanation for why these non-GAAP measures provide useful information to investors regarding our financial condition and results of operations and why management chose to exclude selected items can be found at the end of this release. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to this earnings release. Additional financial information about our use of non-GAAP results can be found on the investor relations page of our Web site at http://investor.trimble.com.

Forward Looking Guidance

For the fourth quarter of 2013 Trimble expects revenue between $560 million and $580 million with GAAP earnings per share of $0.17 to $0.21 and non-GAAP earnings per share of $0.35 to $0.39. Non-GAAP guidance excludes the amortization of intangibles of $42.0 million related to previous acquisitions, anticipated acquisition costs of $3.5 million and the anticipated impact of stock-based compensation expense of $10.5 million. Both GAAP and non-GAAP earnings per share assume a 16 to 18 percent tax rate and 261.5 million shares outstanding.

Investor Conference Call / Webcast Details

Trimble will hold a conference call today, Oct. 31, 2013 at 1:30 p.m. PT to discuss its results. The call will be broadcast live on the Web at http://investor.trimble.com. Investors without Internet access may dial into the call at (800) 528-9198 (U.S.) or (702) 928-6633 (international). A replay of the call will be available for seven days at (855) 859-2056 (U.S.) or (404) 537-3406 (international). The pass code for all calls is 71253435. The replay will also be available on the Web at the address above.

About Trimble

Trimble applies technology to make field and mobile workers in businesses and government significantly more productive. Solutions are focused on applications requiring position or location—including surveying, construction, agriculture, fleet and asset management, public safety and mapping. In addition to utilizing positioning technologies, such as GPS, lasers and optics, Trimble solutions may include software content specific to the needs of the user. Wireless technologies are utilized to deliver the solution to the user and to ensure a tight coupling of the field and the back office. Founded in 1978, Trimble is headquartered in Sunnyvale, Calif.

For more information visit: www.trimble.com.

Safe Harbor

Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations for future financial market and economic conditions, the impact of acquisitions, the improvement in our organic growth during 2014 and the ability to deliver revenue, earnings per share and other financial projections that Trimble has guided for the fourth quarter of 2013, the expected tax rate, the anticipated impact of stock-based compensation expense, the amortization of intangibles related to previous acquisitions and the anticipated number of shares outstanding and interest costs. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this press release due to certain risks and uncertainties. The Company’s results may be adversely affected if the Company is unable to market, manufacture and ship new products or integrate new acquisitions. The Company’s results would also be negatively impacted by further weakening in the macro environment in Europe and China or a softening of the market in North or South America, including government spending cuts and any further softening of the agriculture market in the U.S. Any failure to achieve predicted results could negatively impact the Company’s revenues, cash flow from operations, and other financial results. The Company’s financial results will also depend on a number of other factors and risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10- K, such as changes in economic conditions, critical part supply chain shortages, possible write-offs of goodwill, and regulatory proceedings affecting GPS. Undue reliance should not be placed on any forward-looking statement contained herein, especially in light of greater uncertainty than normal in the economy in general. These statements reflect the Company’s position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Third Quarter of		First Three Quarters of
	2013	2012	2013	2012
Revenues:
Product	$401,565	$386,902	$1,240,232	$1,187,638
Service	85,521	64,237	251,628	185,262
Subscription	69,416	53,624	197,046	151,690

Total revenues	556,502	504,763	1,688,906	1,524,590

Cost of sales:
Product	187,865	185,102	587,059	577,281
Service	31,959	23,615	95,351	67,592
Subscription	21,223	17,450	62,190	47,859
Amortization of purchased intangible assets	20,402	15,728	59,938	42,145

Total cost of sales	261,449	241,895	804,538	734,877

Gross margin	295,053	262,868	884,368	789,713

Gross margin (%)	53.0%	52.1%	52.4%	51.8%
Operating expenses
Research and development	71,622	61,181	221,785	185,721
Sales and marketing	85,507	76,481	254,437	230,094
General and administrative	53,648	45,723	158,378	142,595
Restructuring	31	301	4,602	1,894
Amortization of purchased intangible assets	21,216	15,712	60,775	47,170

Total operating expenses	232,024	199,398	699,977	607,474

Operating income	63,029	63,470	184,391	182,239
Non-operating income, net
Interest expense, net	(4,122)	(3,925)	(13,448)	(11,561)
Foreign currency transaction gain (loss), net	(157)	174	(1,126)	(1,843)
Income from equity method investments, net	4,494	6,453	15,908	19,708
Other income, net	268	650	847	1,897

Total non-operating income, net	483	3,352	2,181	8,201

Income before taxes	63,512	66,822	186,572	190,440
Income tax provision	8,892	13,022	28,067	33,403

Net income	54,620	53,800	158,505	157,037
Less: Net gain (loss) attributable to noncontrolling interests	151	436	(353)	(837)

Net income attributable to Trimble Navigation Ltd.	$54,469	$53,364	$158,858	$157,874

Earnings per share attributable to Trimble Navigation Ltd.
Basic	$0.21	$0.21	$0.62	$0.63

Diluted	$0.21	$0.21	$0.61	$0.62

Shares used in calculating earnings per share:
Basic	257,037	251,742	256,135	250,404

Diluted	261,137	256,758	260,664	256,288

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

As of	Third Quarter of 2013	Fiscal Year End 2012
Assets
Current assets:
Cash and cash equivalents	$115,257	$157,771
Restricted cash	6,696	—
Accounts receivables, net	361,556	323,477
Other receivables	13,443	17,327
Inventories, net	241,509	240,529
Deferred income taxes	44,578	43,473
Other current assets	45,454	33,396

Total current assets	828,493	815,973
Property and equipment, net	136,155	96,890
Goodwill	1,938,870	1,815,699
Other purchased intangible assets, net	621,675	644,419
Other non-current assets	109,979	96,123

Total assets	$3,635,172	$3,469,104

Liabilities
Current liabilities:
Current portion of long-term debt	$105,202	$38,092
Accounts payable	105,808	124,532
Accrued compensation and benefits	87,829	86,064
Deferred revenue	174,407	138,920
Accrued warranty expense	17,455	17,066
Other accrued liabilities	78,336	63,996

Total current liabilities	569,037	468,670
Non-current portion of long-term debt	703,862	873,066
Non-current deferred revenue	16,541	7,262
Deferred income taxes	135,494	148,260
Other non-current liabilities	70,085	58,322

Total liabilities	1,495,019	1,555,580

Commitments and contingencies
Equity
Shareholders’ equity:
Common stock	1,077,756	1,006,818
Retained earnings	1,025,119	868,026
Accumulated other comprehensive income	23,944	22,611

Total Trimble Navigation Ltd. shareholders’ equity	2,126,819	1,897,455
Noncontrolling interests	13,334	16,069

Total equity	2,140,153	1,913,524
Total liabilities and equity	$3,635,172	$3,469,104

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	First Three Quarters of
	2013	2012
Cash flow from operating activities:
Net Income	$158,505	$157,037
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	19,630	16,910
Amortization expense	120,713	89,315
Provision for doubtful accounts	1,204	1,428
Deferred income taxes	(13,520)	646
Stock-based compensation	26,158	23,628
Income from equity method investments	(15,908)	(19,708)
Excess tax benefit for stock-based compensation	(8,803)	(16,673)
Provision for excess and obsolete inventories	1,551	6,372
Other non-cash items	738	(3,019)
Add decrease (increase) in assets:
Accounts receivables	(28,466)	(39,496)
Other receivables	4,047	(7,996)
Inventories	2,645	(4,650)
Other current and non-current assets	(22,765)	(2,844)
Add increase (decrease) in liabilities:
Accounts payable	(22,467)	7,828
Accrued compensation and benefits	(2,738)	6,375
Deferred revenue	46,891	12,390
Accrued warranty expense	347	(2,491)
Other current and non-current liabilities	10,646	18,842

Net cash provided by operating activities	278,408	243,894

Cash flow from investing activities:
Acquisitions of businesses, net of cash acquired	(200,401)	(355,484)
Acquisitions of property and equipment	(57,646)	(34,126)
Dividends received from equity method investments	7,672	2,140
Increase in restricted cash	(6,696)	—
Other	663	(492)

Net cash used in investing activities	(256,408)	(387,962)

Cash flow from financing activities:
Issuance of common stock, net of tax withholdings	37,667	37,142
Excess tax benefit for stock-based compensation	8,803	16,673
Proceeds from long-term debt and revolving credit lines	332,021	478,556
Payments on short-term and long-term debt	(440,886)	(401,062)

Net cash provided by (used in) financing activities	(62,395)	131,309

Effect of exchange rate changes on cash and cash equivalents	(2,119)	(22)

Net decrease in cash and cash equivalents	(42,514)	(12,781)
Cash and cash equivalents - beginning of period	157,771	154,621

Cash and cash equivalents - end of period	$115,257	$141,840

REPORTING SEGMENTS

(Dollars in thousands)

(Unaudited)

	Reporting Segments
	Engineering and Construction	Field Solutions	Mobile Solutions	Advanced Devices
THIRD QUARTER OF FISCAL 2013 :
Revenues	$310,611	$99,466	$113,570	$32,855
Operating income before corporate allocations:	$73,488	$31,373	$15,276	$8,420
Operating margin (% of segment external net revenues)	23.7%	31.5%	13.5%	25.6%
THIRD QUARTER OF FISCAL 2012 :
Revenues	$287,244	$102,993	$83,830	$30,696
Operating income before corporate allocations:	$68,451	$36,021	$8,218	$5,684
Operating margin (% of segment external net revenues)	23.8%	35.0%	9.8%	18.5%
FIRST THREE QUARTERS OF FISCAL 2013 :
Revenue	$890,928	$362,811	$339,258	$95,909
Operating income before corporate allocations:	$183,301	$134,271	$42,284	$21,419
Operating margin (% of segment external net revenues)	20.6%	37.0%	12.5%	22.3%
FIRST THREE QUARTERS OF FISCAL 2012 :
Revenue	$820,304	$373,863	$243,615	$86,808
Operating income before corporate allocations:	$168,001	$145,005	$21,200	$12,936
Operating margin (% of segment external net revenues)	20.5%	38.8%	8.7%	14.9%

GAAP TO NON-GAAP RECONCILIATION

(Dollars in thousands, except per share data)

(Unaudited)

		Third Quarter of				First Three Quarters of
		2013		2012		2013		2012
		Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue
GROSS MARGIN:
GAAP gross margin:		$295,053	53.0%	$262,868	52.1%	$884,368	52.4%	$789,713	51.8%
Restructuring	(A)	8	0.0%	60	0.0%	829	0.0%	139	0.0%
Amortization of purchased intangible assets	(B)	20,402	3.7%	15,728	3.1%	59,938	3.6%	42,145	2.8%
Stock-based compensation	(C)	609	0.1%	502	0.1%	1,816	0.1%	1,480	0.1%
Amortization of acquisition-related inventory step-up	(D)	378	0.1%	547	0.1%	1,505	0.1%	677	0.0%

Non-GAAP gross margin:		$316,450	56.9%	$279,705	55.4%	$948,456	56.2%	$834,154	54.7%

OPERATING EXPENSES:
GAAP operating expenses:		$232,024	41.7%	$199,398	39.5%	$699,977	41.4%	$607,474	39.8%
Restructuring	(A)	(31)	0.0%	(301)	-0.1%	(4,602)	-0.3%	(1,894)	-0.1%
Amortization of purchased intangible assets	(B)	(21,216)	-3.9%	(15,712)	-3.1%	(60,775)	-3.6%	(47,170)	-3.1%
Stock-based compensation	(C)	(8,296)	-1.5%	(7,182)	-1.3%	(24,342)	-1.4%	(22,148)	-1.5%
Acquisition / divestiture items	(E)	(2,891)	-0.5%	(1,804)	-0.4%	(9,285)	-0.5%	(14,385)	-0.9%
Litigation	(G)	(1,335)	-0.2%	—	0.0%	(1,335)	-0.1%	—	0.0%

Non-GAAP operating expenses:		$198,255	35.6%	$174,399	34.6%	$599,638	35.5%	$521,877	34.2%

OPERATING INCOME:
GAAP operating income:		$63,029	11.3%	$63,470	12.6%	$184,391	10.9%	$182,239	12.0%
Restructuring	(A)	39	0.0%	361	0.1%	5,431	0.3%	2,033	0.1%
Amortization of purchased intangible assets	(B)	41,618	7.5%	31,440	6.2%	120,713	7.2%	89,315	5.9%
Stock-based compensation	(C)	8,905	1.6%	7,684	1.5%	26,158	1.5%	23,628	1.6%
Amortization of acquisition-related inventory step-up	(D)	378	0.1%	547	0.1%	1,505	0.1%	677	0.0%
Acquisition / divestiture items	(E)	2,891	0.5%	1,804	0.4%	9,285	0.6%	14,385	0.9%
Litigation	(G)	1,335	0.2%	—	0.0%	1,335	0.1%	—	0.0%

Non-GAAP operating income:		$118,195	21.2%	$105,306	20.9%	$348,818	20.7%	$312,277	20.5%

NON-OPERATING INCOME, NET:
GAAP non-operating income, net:		$483		$3,352		$2,181		$8,201
Acquisition / divestiture items	(E)	14		(334)		(846)		(447)
Foreign exchange loss associated with acquisitions	(F)	—		—		—		1,578

Non-GAAP non-operating income, net:		$497		$3,018		$1,335		$9,332

			GAAP and Non- GAAP Tax Rate % (I)		GAAP and Non- GAAP Tax Rate % (I)		GAAP and Non- GAAP Tax Rate % (I)		GAAP and Non- GAAP Tax Rate % (I)
INCOME TAX PROVISION:
GAAP income tax provision:		$8,892	14%	$13,022	19%	$28,067	15%	$33,403	18%
Non-GAAP items tax effected	(H)	7,725		8,088		24,062		22,873

Non-GAAP income tax provision:		$16,617	14%	$21,110	19%	$52,129	15%	$56,276	18%

NET INCOME:
GAAP net income attributable to Trimble Navigation Ltd.		$54,469		$53,364		$158,858		$157,874
Restructuring	(A)	39		361		5,431		2,033
Amortization of purchased intangible assets	(B)	41,618		31,440		120,713		89,315
Stock-based compensation	(C)	8,905		7,684		26,158		23,628
Amortization of acquisition-related inventory step-up	(D)	378		547		1,505		677
Acquisition / divestiture items	(E)	2,905		1,470		8,439		13,938
Foreign exchange loss associated with acquisitions	(F)	—		—		—		1,578
Litigation	(G)	1,335		—		1,335		—
Non-GAAP items tax affected	(H)	(7,725)		(8,088)		(24,062)		(22,873)

Non-GAAP net income attributable to Trimble Navigation Ltd.		$101,924		$86,778		$298,377		$266,170

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share attributable to Trimble Navigation Ltd.		$0.21		$0.21		$0.61		$0.62
Restructuring	(A)	—		—		0.02		0.01
Amortization of purchased intangible assets	(B)	0.16		0.12		0.45		0.35
Stock-based compensation	(C)	0.03		0.03		0.10		0.09
Amortization of acquisition-related inventory step-up	(D)	—		—		0.01		—
Acquisition / divestiture items	(E)	0.01		0.01		0.03		0.05
Foreign exchange loss associated with acquisitions	(F)	—		—		—		0.01
Litigation	(G)	0.01				0.01		—
Non-GAAP items tax affected	(H)	(0.03)		(0.03)		(0.09)		(0.09)

Non-GAAP diluted net income per share attributable to Trimble Navigation Ltd.		$0.39		$0.34		$1.14		$1.04

OPERATING LEVERAGE:
Increase in non-GAAP operating income		$12,889		$32,317		$36,541		$88,859
Increase in revenue		$51,739		$87,330		$164,316		$315,695
Operating leverage (increase in non-GAAP operating income as a % of increase in revenue)		24.9%		37.0%		22.2%		28.1%

GAAP TO NON-GAAP RECONCILIATION (CONTINUED)

(Dollars in thousands, except per share data)

(Unaudited)

			Third Quarter of				First Three Quarters of
			2013		2012		2013		2012
				% of Segment Revenue		% of Segment Revenue		% of Segment Revenue		% of Segment Revenue
SEGMENT OPERATING INCOME:
Engineering and Construction
GAAP operating income before corporate allocations:			$73,488	23.7%	$68,451	23.8%	$183,301	20.6%	$168,001	20.5%
Stock-based compensation	(J	)	2,950	0.9%	2,675	1.0%	8,702	1.0%	8,730	1.0%

Non-GAAP operating income before corporate allocations:			$76,438	24.6%	$71,126	24.8%	$192,003	21.6%	$176,731	21.5%

Field Solutions

GAAP operating income before corporate allocations:			$31,373	31.5%	$36,021	35.0%	$134,271	37.0%	$145,005	38.8%

Stock-based compensation	(J	)	714	0.8%	628	0.6%	2,258	0.6%	1,952	0.5%

Non-GAAP operating income before corporate allocations:			$32,087	32.3%	$36,649	35.6%	$136,529	37.6%	$146,957	39.3%

Mobile Solutions
GAAP operating income before corporate allocations:			$15,276	13.5%	$8,218	9.8%	$42,284	12.5%	$21,200	8.7%
Stock-based compensation	(J	)	934	0.8%	682	0.8%	2,794	0.8%	1,710	0.7%

Non-GAAP operating income before corporate allocations:			$16,210	14.3%	$8,900	10.6%	$45,078	13.3%	$22,910	9.4%

Advanced Devices
GAAP operating income before corporate allocations:			$8,420	25.6%	$5,684	18.5%	$21,419	22.3%	$12,936	14.9%
Stock-based compensation	(J	)	900	2.8%	544	1.8%	2,650	2.8%	1,716	2.0%

Non-GAAP operating income before corporate allocations:			$9,320	28.4%	$6,228	20.3%	$24,069	25.1%	$14,652	16.9%

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. The non-GAAP financial measures included in the previous table as well as detailed explanations to the adjustments to comparable GAAP measures, are set forth below:

Non-GAAP gross margin

We believe our investors benefit by understanding our non-GAAP gross margin as a way of understanding how product mix, pricing decisions and manufacturing costs influence our business. Non-GAAP gross margin excludes restructuring costs, amortization of purchased intangible assets, stock-based compensation and amortization of acquisition-related inventory step-up from GAAP gross margin. We believe that these exclusions offer investors additional information that may be useful to view trends in our gross margin performance.

Non-GAAP operating expenses

We believe this measure is important to investors evaluating our non-GAAP spending in relation to revenue. Non-GAAP operating expenses exclude restructuring costs, amortization of purchased intangible assets, stock-based compensation, litigation, and acquisition/divestiture costs associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration costs, and acquisition bonus payments from GAAP operating expenses. We believe that these exclusions offer investors supplemental information to facilitate comparison of our operating expenses to our prior results.

Non-GAAP operating income

We believe our investors benefit by understanding our non-GAAP operating income trends which are driven by revenue, gross margin, and spending. Non-GAAP operating income excludes restructuring costs, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, litigation, and acquisition/divestiture costs associated with external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration costs, and acquisition bonus payments. We believe that these exclusions offer an alternative means for our investors to evaluate current operating performance compared to results of other periods.

Non-GAAP non-operating income, net

We believe this measure helps investors evaluate our non-operating income trends. Non-GAAP non-operating income, net excludes acquisition and divestiture (gains)/losses associated with unusual acquisition related items such as adjustments to the fair value of earn-out liabilities and gains or losses related to the acquisition or sale of certain businesses and investments. These (gains)/losses are specific to particular acquisitions and divestitures and vary significantly in amount and timing. Non-GAAP non-operating income, net also excludes a foreign exchange loss specifically associated with a hedge for one of our acquisitions. We believe that these exclusions provide investors with a supplemental view of our ongoing financial results.

Non-GAAP income tax provision

Non-GAAP items tax effected adjusts the provision for income taxes to reflect the effect of certain non-GAAP items on non-GAAP net income. We believe this information is useful to investors because it provides for consistent treatment of the excluded items in our non-GAAP presentation.

Non-GAAP net income

This measure provides a supplemental view of net income trends which are driven by non-GAAP income before taxes and our non-GAAP tax rate. Non-GAAP net income excludes restructuring costs, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition and divestiture costs, a foreign exchange loss from a hedge associated with one of our acquisitions, litigation, and non-GAAP tax adjustments from GAAP net income. We believe our investors benefit from understanding these exclusions and from an alternative view of our net income performance as compared to our past net income performance.

Non-GAAP diluted net income per share

We believe our investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the company. Non-GAAP diluted net income per share excludes restructuring costs, amortization of purchased intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, acquisition and divestiture costs, a foreign exchange loss from a hedge associated with one of our acquisitions, litigation and non-GAAP tax adjustments from GAAP diluted net income per share. We believe that these exclusions offer investors a useful view of our diluted net income per share as compared to our past diluted net income per share.

Non-GAAP operating leverage

We believe this information is beneficial to investors as a measure of how much incremental revenue is contributed to our operating income. Non-GAAP operating leverage is the increase in non-GAAP operating income as a percentage of the increase in revenue. We believe that this information offers investors supplemental information to evaluate our current performance and to compare to our past non-GAAP operating leverage.

Non-GAAP segment operating income

Non-GAAP segment operating income excludes stock-based compensation from GAAP segment operating income. We believe this information is useful to investors because some may exclude stock-based compensation as an alternative view when assessing trends in the operating income of our segments.

These non-GAAP measures can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors. We believe some of our investors track our “core operating performance” as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Core operating performance excludes items that are non-cash, not expected to recur or not reflective of ongoing financial results. Management also believes that looking at our core operating performance provides a supplemental way to provide consistency in period to period comparisons. Accordingly, management excludes from non-GAAP those items relating to restructuring, amortization of purchased intangible assets, stock based compensation, amortization of acquisition-related inventory step-up, acquisition and divestiture costs, a foreign exchange loss from a hedge associated with one of our acquisitions, litigation, and non-GAAP tax adjustments. For detailed explanations of the adjustments made to comparable GAAP measures, see items (A)—(J) below,

(A)	Restructuring costs. Included in our GAAP presentation of cost of sales and operating expenses, restructuring costs recorded are primarily for employee compensation resulting from reductions in employee headcount in connection with our company restructurings. We exclude restructuring costs from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparisons to our past operating performance. We have incurred restructuring expense in each of the last three years however the amount incurred can vary significantly based on whether a restructuring has occurred in the period and the timing of headcount reductions.

(B)	Amortization of purchased intangible assets. Included in our GAAP presentation of gross margin and operating expenses is amortization of purchased intangible assets. US GAAP accounting requires that intangible assets are recorded at fair value and amortized over their useful lives. Consequently, the timing and size of our acquisitions will cause our operating results to vary from period to period, making a comparison to past performance difficult for investors. This accounting treatment may cause differences when comparing our results to companies that grow internally because the fair value assigned to the intangible assets acquired through acquisition may significantly exceed the equivalent expenses that a company may incur for similar efforts when performed internally. Furthermore, the useful life that we expense our intangible assets over may be substantially different from the time period that an internal growth company incurs and recognizes such expenses. We believe that by excluding the amortization of purchased intangible assets, which primarily represents technology and/or customer relationships already developed, it provides an alternative way for investors to compare our operations pre-acquisition to those post-acquisitions and to those of our competitors that have pursued internal growth strategies. However, we note that companies that grow internally will incur costs to develop intangible assets that will be expensed in the period incurred, which may make a direct comparison more difficult.

(C)	Stock-based compensation. Included in our GAAP presentation of cost of sales and operating expenses, stock-based compensation consists of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense. For the third quarter and the first three quarters of fiscal 2013 and 2012, stock-based compensation was allocated as follows:

	Third Quarter of		First Three Quarters of
(Dollars in thousands)	2013	2012	2013	2012
Cost of sales	$609	$502	$1,816	$1,480
Research and development	1,265	1,163	3,644	3,869
Sales and Marketing	1,816	1,616	5,341	5,244
General and administrative	5,215	4,403	15,357	13,035

	$8,905	$7,684	$26,158	$23,628

(D)	Amortization of acquisition-related inventory step-up. The purchase accounting entries associated with our business acquisitions require us to record inventory at its fair value, which is sometimes greater than the previous book value of the inventory. Included in our GAAP presentation of cost of sales, the increase in inventory value is amortized to cost of sales over the period that the related product is sold. We exclude inventory step-up amortization from our non-GAAP measures because it is a non-cash expense that we do not believe is indicative of our ongoing operating results. We further believe that excluding this item from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.

(E)	Acquisition / divestiture items. Included in our GAAP presentation of operating expenses, acquisition costs consist of external and incremental costs resulting directly from merger and acquisition activities such as legal, due diligence, integration costs and acquisition bonus payments. Included in our GAAP presentation of non-operating income, net, acquisition / divestiture (gain)/loss includes unusual acquisition or divestiture related items such as adjustments to the fair value of earn-out liabilities and gains on divestitures of certain businesses and investments. Although we do numerous acquisitions, the costs that have been excluded from the non-GAAP measures are costs specific to particular acquisitions. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.

(F)	Foreign exchange loss associated with acquisitions. This amount represents a loss on a foreign exchange hedge associated with one of our acquisitions. We excluded the foreign exchange loss from our non-GAAP measures because we believe that the exclusion of this item provides investors an enhanced view of the cost structure of our operations and facilitates comparisons with the results of other periods.

(G)	Litigation. This amount represents a settlement of litigation related to a pre-acquisition agreement with a contract manufacturer. We have excluded this litigation settlement cost from our non-GAAP measures because it is a non-recurring expense that is not indicative of our ongoing operating results. We further believe that excluding this item from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.

(H)	Non-GAAP items tax effected. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP items (A)—(G) on non-GAAP net income. We believe this information is useful to investors because it provides for consistent treatment of the excluded items in this non-GAAP presentation.

(I)	GAAP and non-GAAP tax rate %. These percentages are defined as GAAP income tax provision as a percentage of GAAP income before taxes and non-GAAP income tax provision as a percentage of non-GAAP income before taxes. We believe that investors benefit from a presentation of non-GAAP tax rate percentage as a way of facilitating a comparison to non-GAAP tax rates in prior periods.

(J)	Stock-based compensation. The amounts consist of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan. As referred to above we exclude stock-based compensation here because investors may view it as not reflective of our core operating performance as it is a non-cash expense. However, management does include stock-based compensation for budgeting and incentive plans as well as for reviewing internal financial reporting. We discuss our operating results by segment with and without stock-based compensation expense, as we believe it is useful to investors. Stock-based compensation not allocated to the reportable segments was approximately $3.4 million and $3.2 million for the third quarter of fiscal 2013 and 2012, respectively, and $9.8 million and $9.5 million for the first three quarters of fiscal 2013 and 2012, respectively.